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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                  Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934



       April 3, 1995                                Commission File No. 1-1345
       (Date of earliest event reported)


                         AMERICAN FINANCIAL ENTERPRISES, INC.



       Incorporated under the laws of Ohio                        IRS Employer
                                                 Identification No. 31-0996797

                                One East Fourth Street
                               Cincinnati, Ohio  45202
                                Phone:  (513) 579-2538
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                         AMERICAN FINANCIAL ENTERPRISES, INC.

                                       FORM 8-K


          Item 5.     Other Events.

                      On April 3, 1995, American Financial Corporation ("AFC") was merged with a newly-formed subsidiary of American Premier Group, Inc. ("New American Premier"), another new company formed to own 100% of the common stock of both AFC and American Premier Underwrites, Inc. ("American Premier"). As a result of the merger, New American Premier became the beneficial owner of 83% of AFEI's common stock.

                      In the transaction, Carl H. Lindner and members of his family, who owned 100% of the common stock of AFC, exchanged their AFC common stock for approximately 55% of New American Premier voting common stock. Former shareholders of American Premier, including AFEI, received the other 45% of New American Premier's voting stock. Following the merger, AFEI owns approximately 10.0 million shares of the common stock of New American Premier. The shares of New American Premier owned by AFEI generally will not be eligible to be voted as long as AFEI is owned by New American Premier; however, AFEI will receive its share of any dividends paid on New American Premier common stock.


          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                      NONE










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                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.



                                        AMERICAN   FINANCIAL   ENTERPRISES,
          INC.



          April 7, 1995                 By:       /s/
                                              Fred J. Runk
                                              Vice President & Treasurer



























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